Exhibit 99.1
FLEETCOR Reports Second Quarter 2022 Financial Results
Atlanta, Ga., August 3, 2022 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its second quarter ended June 30, 2022.
“We reported an exceptional quarter, with continued momentum leading to revenues and adjusted net income per share growth of 29% and 32%, respectively,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Organic revenue growth finished strong at 17% for the quarter, driven by results in lodging and corporate payments. We are adjusting our guidance to reflect our second quarter outperformance, and our updated outlook. Our preliminary July results remain positive, and support our guidance for the second half of the year.”
Financial Results for Second Quarter of 2022:
GAAP Results
•Total revenues increased 29% to $861.3 million in the second quarter of 2022, compared to $667.4 million in the second quarter of 2021.
•Net income increased 34% to $262.2 million in the second quarter of 2022, compared to $196.2 million in the second quarter of 2021.
•Net income per diluted share increased 46% to $3.35 in the second quarter of 2022, compared to $2.30 per diluted share in the second quarter of 2021.
Non-GAAP Results1
•Adjusted net income1 increased 22% to $326.1 million in the second quarter of 2022, compared to $268.4 million in the second quarter of 2021.
•Adjusted net income per diluted share1 increased 32% to $4.17 in the second quarter of 2022, compared to $3.15 per diluted share in the second quarter of 2021.

“Our second quarter results came in well ahead of the expectations we provided in May, for both revenue and adjusted net income per share,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. “Our businesses continued the positive momentum from the first quarter, with the majority of the second quarter outperformance coming from organic growth. We again deployed our substantial cash flow to buy back shares, and expect to continue to do so opportunistically.”
Updated Fiscal Year 2022 Outlook:
“The outlook for the second half of the year remains positive, as we expect the fundamental trends from the first half of the year to continue. We expect the net benefits from higher fuel prices, higher fuel spreads and lower share count to effectively offset headwinds from foreign exchange rates and higher interest rates,” concluded Freund.
For fiscal year 2022, FLEETCOR Technologies, Inc. updated financial guidance1 is as follows:
•Total revenues between $3,380 million and $3,420 million;
•Net income between $962 million and $982 million;
•Net income per diluted share between $12.42 and $12.62;
•Adjusted net income between $1,230 million and $1,250 million; and
•Adjusted net income per diluted share between $15.85 and $16.05.
FLEETCOR’s guidance assumptions are as follows:
For the balance of the year:
•Weighted average U.S. fuel prices equal to $4.46 per gallon, which includes fuel prices of $4.64 and $4.29 for the next two quarters, respectively;
•Market spreads favorable to the 2021 average; and
•Foreign exchange rates equal to the last seven-day average as of July 28, 2022.
For the full year:
•Interest expense between $145 million and $155 million, which assumes average LIBOR rates of 2.2% and 3.2% for the next two quarters, respectively;
•Approximately 78 million fully diluted shares outstanding;
•A tax rate of 26.5% to 27.5%; and
•No impact related to acquisitions not already closed.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-5. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Third Quarter of 2022 Outlook:
The Company currently expects third quarter revenues between $870 million and $890 million, and adjusted net income per diluted share between $4.15 and $4.25.
Conference Call:

The Company will host a conference call to discuss second quarter 2022 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 825-9789 or (412) 317-5180 for international callers; the conference ID is 10169050. The replay will be available until Wednesday August 10, 2022. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the coronavirus (including any variants thereof, “COVID-19”) or new outbreaks thereof, including in China; the impact of vaccine mandates on our workforce in certain jurisdictions; adverse changes or volatility in fuel prices and spreads and the current inflationary environment; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the impact of the conflict between Russia and Ukraine on our business and operations, the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of non-tax items using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items using the effective tax rate during the period, exclusive of discrete tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.

Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR®

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than 100 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues, net	$861,278	$667,381	$1,650,519	$1,276,004
Expenses:
Processing	185,588	122,294	359,782	238,722
Selling	79,324	63,225	156,213	115,307
General and administrative	147,446	115,008	290,968	223,370
Depreciation and amortization	78,474	69,218	155,276	134,947
Other operating, net	(34)	24	79	81
Operating income	370,480	297,612	688,201	563,577
Investment loss (gain)	193	—	345	(9)
Other expense, net	3,564	408	4,433	2,151
Interest expense, net	23,070	34,685	45,100	63,236
Total other expense	26,827	35,093	49,878	65,378
Income before income taxes	343,653	262,519	638,323	498,199
Provision for income taxes	81,482	66,272	158,200	117,713
Net income	$262,171	$196,247	$480,123	$380,486
Basic earnings per share	$3.42	$2.36	$6.22	$4.57
Diluted earnings per share	$3.35	$2.30	$6.10	$4.45
Weighted average shares outstanding:
Basic shares	76,769	83,141	77,250	83,307
Diluted shares	78,239	85,295	78,762	85,528

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,423,060	$1,520,027
Restricted cash	933,373	730,668
Accounts and other receivables (less allowance)	2,448,585	1,793,274
Securitized accounts receivable — restricted for securitization investors	1,600,000	1,118,000
Prepaid expenses and other current assets	418,451	326,079
Total current assets	6,823,469	5,488,048
Property and equipment, net	260,588	236,294
Goodwill	5,076,364	5,078,978
Other intangibles, net	2,220,246	2,335,385
Investments	67,067	52,016
Other assets	262,481	213,932
Total assets	$14,710,215	$13,404,653
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,014,962	$1,406,350
Accrued expenses	348,301	369,054
Customer deposits	1,685,261	1,788,705
Securitization facility	1,600,000	1,118,000
Current portion of notes payable and lines of credit	508,108	399,628
Other current liabilities	275,263	208,614
Total current liabilities	6,431,895	5,290,351
Notes payable and other obligations, less current portion	4,767,545	4,460,039
Deferred income taxes	566,434	566,291
Other noncurrent liabilities	256,672	221,392
Total noncurrent liabilities	5,590,651	5,247,722
Commitments and contingencies
Stockholders’ equity:
Common stock	127	127
Additional paid-in capital	2,964,236	2,878,751
Retained earnings	6,736,565	6,256,442
Accumulated other comprehensive loss	(1,413,833)	(1,464,616)
Treasury stock	(5,599,426)	(4,804,124)
Total stockholders’ equity	2,687,669	2,866,580
Total liabilities and stockholders’ equity	$14,710,215	$13,404,653

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$480,123	$380,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	43,783	36,094
Stock-based compensation	66,648	35,632
Provision for credit losses on accounts and other receivables	52,704	8,521
Amortization of deferred financing costs and discounts	4,131	3,248
Amortization of intangible assets and premium on receivables	111,493	98,853
Loss on extinguishment of debt	1,934	6,230
Deferred income taxes	(10,864)	8,216
Other non-cash operating loss	425	72
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(1,225,705)	(706,574)
Prepaid expenses and other current assets	(89,933)	115,239
Other assets	(48,270)	20,715
Accounts payable, accrued expenses and customer deposits	655,384	349,710
Net cash provided by operating activities	41,853	356,442
Investing activities
Acquisitions, net of cash acquired	(33,744)	(114,994)
Purchases of property and equipment	(66,629)	(45,765)
Other	—	(2,281)
Net cash used in investing activities	(100,373)	(163,040)
Financing activities
Proceeds from issuance of common stock	18,837	35,921
Repurchase of common stock	(795,302)	(416,585)
Borrowings on securitization facility, net	482,000	300,000
Deferred financing costs paid and debt discount	(337)	(21,039)
Proceeds from issuance of notes payable	3,000,000	1,150,000
Principal payments on notes payable	(2,777,000)	(419,250)
Borrowings from revolver	1,550,000	405,000
Payments on revolver	(1,356,000)	(623,851)
Borrowings (payments) on swing line of credit, net	194	(51,157)
Other	—	(366)
Net cash provided by financing activities	122,392	358,673
Effect of foreign currency exchange rates on cash	41,866	30,609
Net increase in cash and cash equivalents and restricted cash	105,738	582,684
Cash and cash equivalents and restricted cash, beginning of period	2,250,695	1,476,619
Cash and cash equivalents and restricted cash, end of period	$2,356,433	$2,059,303
Supplemental cash flow information
Cash paid for interest, net	$73,323	$54,818
Cash paid for income taxes, net	$215,653	$113,969

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$262,171	$196,247	$480,123	$380,486

Stock based compensation	34,017	17,885	66,648	35,632
Amortization[1]	57,994	52,525	115,624	102,101
Integration and deal related costs	2,957	7,823	9,210	11,493
Legal settlements/litigation	1,467	1,388	1,902	5,058
Restructuring and related costs	763	(777)	763	(1,363)
Loss on extinguishment of debt	1,934	6,230	1,934	6,230
Total pre-tax adjustments	99,132	85,074	196,081	159,151
Income taxes[2]	(35,164)	(12,910)	(60,405)	(29,079)
Adjusted net income	$326,139	$268,411	$615,799	$510,559
Adjusted net income per diluted share	$4.17	$3.15	$7.82	$5.97

Diluted shares	78,239	85,295	78,762	85,528

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2]Includes $9.0 million adjustment for tax benefit of certain income determined to be permanently invested in 2Q 2022.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended June 30,				Three Months Ended June 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
FUEL
'- Revenues, net	$346.9	$295.1	$51.7	18%	$317.3	$295.2	$22.0	7%
'- Transactions	122.5	118.3	4.2	4%	122.5	119.8	2.7	2%
'- Revenues, net per transaction	$2.83	$2.50	$0.34	14%	$2.59	$2.46	$0.13	5%
CORPORATE PAYMENTS
'- Revenues, net	$189.7	$140.4	$49.3	35%	$195.2	$164.8	$30.5	18%
'- Spend volume	28,836	23,002	$5,833	25%	28,836	27,549	1,287	5%
'- Revenues, net per spend $	0.66%	0.61%	0.05%	8%	0.68%	0.60%	0.08%	13%
TOLLS
'- Revenues, net	$91.2	$71.3	$19.8	28%	$84.5	$71.3	$13.2	19%
'- Tags (average monthly)	6.1	5.8	0.3	5%	6.1	5.8	0.3	5%
'- Revenues, net per tag	$14.85	$12.21	$2.64	22%	$13.76	$12.20	$1.56	13%
LODGING
'- Revenues, net	$116.9	$62.2	$54.7	88%	$117.2	$82.7	$34.4	42%
'- Room nights	9.5	6.6	2.9	44%	9.5	8.2	1.3	16%
'- Revenues, net per room night	$12.30	$9.41	$2.90	31%	$12.33	$10.12	$2.22	22%
GIFT
'- Revenues, net	$51.7	$32.3	$19.4	60%	$52.5	$32.3	$20.2	63%
'- Transactions	287.5	259.4	28.1	11%	287.5	259.4	28.1	11%
'- Revenues, net per transaction	$0.18	$0.12	$0.06	44%	$0.18	$0.12	$0.06	47%
OTHER[1]
'- Revenues, net	$65.0	$66.0	$(1.0)	(2)%	$66.7	$66.0	$0.7	1%
'- Transactions	10.2	9.3	1.0	11%	10.2	9.3	1.0	11%
'- Revenues, net per transaction	$6.34	$7.13	$(0.79)	(11)%	$6.51	$7.13	$(0.63)	(9)%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$861.3	$667.4	$193.9	29%	$833.4	$712.3	$121.0	17%

[1] Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenues by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2022	%	2021	%	2022	%	2021	%
US	$528	61%	$413	62%	$999	61%	$783	61%
Brazil	112	13%	86	13%	214	13%	168	13%
UK	93	11%	84	13%	188	11%	159	12%
Other	128	15%	85	13%	249	15%	166	13%
Consolidated Revenues, net	$861	100%	$667	100%	$1,651	100%	$1,276	100%
*Columns may not calculate due to rounding.

Revenues by Solution*	Three Months Ended June 30,				Six Months Ended June 30,
	2022	%	2021	%	2022	%	2021	%
Fuel	$347	40%	$295	44%	$665	40%	$557	44%
Corporate Payments	190	22%	140	21%	373	23%	257	20%
Tolls	91	11%	71	11%	176	11%	140	11%
Lodging	117	14%	62	9%	211	13%	121	10%
Gift	52	6%	32	5%	95	6%	76	6%
Other	65	8%	66	10%	129	8%	125	10%
Consolidated Revenues, net	$861	100%	$667	100%	$1,651	100%	$1,276	100%
*Columns may not calculate due to rounding.

Exhibit 4A
Non-GAAP Segment Results*
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues, net:
North America	$601,677	$443,426	$1,149,059	$845,632
Brazil	111,825	85,670	214,362	167,593
International	147,776	138,285	287,098	262,779
	$861,278	$667,381	$1,650,519	$1,276,004
Operating income:
North America	$240,997	$178,652	$437,927	$341,228
Brazil	41,617	33,331	78,945	65,556
International	87,866	85,629	171,329	156,793
	$370,480	$297,612	$688,201	$563,577
Depreciation and amortization:
North America	$53,790	$43,882	$107,097	$84,415
Brazil	14,288	12,894	27,409	25,181
International	10,396	12,442	20,770	25,351
	$78,474	$69,218	$155,276	$134,947
Capital expenditures:
North America	$23,072	$15,325	$44,666	$26,855
Brazil	7,621	5,775	13,599	9,126
International	4,549	5,138	8,364	9,784
	$35,242	$26,238	$66,629	$45,765

*In the second quarter of 2022, in order to align with recent changes in the organizational structure and management reporting, the Company has recast its segments into Fleet, Corporate Payments, Lodging, Brazil and Other. During this quarter of transition, we have provided both the prior and current segment results. In future reporting periods, we will provide results in our current segments only.

Exhibit 4B
GAAP Segment Results*
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022[1]	2021	2022[1]	2021
Revenues, net:
Fleet	$377,361	$333,091	$728,954	$628,064
Corporate Payments	189,699	140,388	373,467	256,782
Lodging	116,900	62,248	211,476	121,284
Brazil	111,825	85,669	214,362	167,593
Other[2]	65,493	45,985	122,260	102,281
	$861,278	$667,381	$1,650,519	$1,276,004
Operating income:
Fleet	$186,790	$172,588	$354,635	$319,619
Corporate Payments	65,859	48,611	124,066	93,014
Lodging	58,559	29,901	98,339	54,774
Brazil	41,617	33,331	78,945	65,556
Other[2]	17,655	13,181	32,216	30,614
	$370,480	$297,612	$688,201	$563,577
Depreciation and amortization:
Fleet	$34,927	$36,384	$69,634	$73,039
Corporate Payments	16,724	12,320	33,072	21,553
Lodging	10,321	5,229	20,855	10,384
Brazil	14,288	12,894	27,409	25,181
Other[2]	2,214	2,391	4,306	4,790
	$78,474	$69,218	$155,276	$134,947
Capital expenditures:
Fleet	$18,447	$15,410	$34,237	$26,718
Corporate Payments	5,158	2,598	9,646	5,355
Lodging	2,067	964	3,759	1,864
Brazil	7,620	5,775	13,598	9,126
Other[2]	1,950	1,491	5,389	2,702
	$35,242	$26,238	$66,629	$45,765

[1]Results from the 2022 acquisition of Levarti are reported in our Lodging segment.
[2]Other includes gift and payroll card components.
* In the second quarter of 2022, in order to align with recent changes in the organizational structure and management reporting, the Company has recast its segments into Fleet, Corporate Payments, Lodging, Brazil and Other. The presentation of segment information has been recast for the prior quarters to align with segment presentation for the three and six months ended June 30, 2022.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2022*	2021*	2022*	2021*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$317.3	$295.2	122.5	119.8
Impact of acquisitions/dispositions	—	(0.1)	—	(1.5)
Impact of fuel prices/spread	35.2	—	—	—
Impact of foreign exchange rates	(5.7)	—	—	—
As reported	$346.9	$295.1	122.5	118.3
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$195.2	$164.8	28,836	27,549
Impact of acquisitions/dispositions	—	(24.4)	—	(4,546)
Impact of fuel prices/spread	0.7	—	—	—
Impact of foreign exchange rates	(6.2)	—	—	—
As reported	$189.7	$140.4	28,836	23,002
TOLLS - TAGS
Pro forma and macro adjusted	$84.5	$71.3	6.1	5.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	6.7	—	—	—
As reported	$91.2	$71.3	6.1	5.8
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$117.2	$82.7	9.5	8.2
Impact of acquisitions/dispositions	—	(20.5)	—	(1.6)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.3)	—	—	—
As reported	$116.9	$62.2	9.5	6.6
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$52.5	$32.3	287.5	259.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.8)	—	—	—
As reported	$51.7	$32.3	287.5	259.4
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$66.7	$66.0	10.2	9.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.7)	—	—	—
As reported	$65.0	$66.0	10.2	9.3
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$833.4	$712.3	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(45.0)
Impact of fuel prices/spread[2]	35.9	—
Impact of foreign exchange rates[2]	(8.0)	—
As reported	$861.3	$667.4
* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] Revenues reflect an estimated $33 million positive impact from fuel prices and approximately $3 million positive impact from fuel price spreads, partially offset by the negative impact of movements in foreign exchange rates of approximately $8 million.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles third quarter 2022 and full year 2022 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q3 2022 GUIDANCE
	Low*	High*
Net income	$249	$259
Net income per diluted share	$3.26	$3.36

Stock based compensation	33	33
Amortization	56	56
Other	6	6
Total pre-tax adjustments	95	95
Income taxes	(26)	(26)
Adjusted net income	$317	$327
Adjusted net income per diluted share	$4.15	$4.25
Diluted shares	77	77

	2022 GUIDANCE
	Low*	High*
Net income	$962	$982
Net income per diluted share	$12.42	$12.62

Stock based compensation	127	127
Amortization	227	227
Other	25	25
Total pre-tax adjustments	378	378
Income taxes	(102)	(102)
Discrete taxes	(9)	(9)
Adjusted net income	$1,230	$1,250
Adjusted net income per diluted share	$15.85	$16.05
Diluted shares	78	78

*Columns may not calculate due to rounding.